Exhibit 10.6

Regus	Page 1 of 2

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Regus	Online Office Agreement

Agreement Date: May 09, 2014	Confirmation No : 5523411

Business Center Details			Client Details

FL, Jacksonville - South point			Company Name	NAC Drive Systems, Inc.

Address	4720 Salisbury Road		Contact Name	Vincent Genovese
Jacksonville
	FLORIDA		Address	11 Rebel Lane
	32256			Port Jervis
	United States of America			Florida
12771
Sales Manager	Sherri Bradley			United States of America

			Phone	973-903-6080

			Email	vgenovese@nacharmonicdrive.com

Office Payment Details	(exc. tax and exc. services)

Office Number		Number of people		Price per Office

239				$999.00

Initial Payment:			First month's fee:	$0.00

			Service Retainer:	$1,998.00

			Total Initial Payment:	$1,998.00

Service Provision:	Start Date	June 01, 2014	End Date	November 3D, 2014

All agreements end on the last calendar day of the month.		ChO/?a{j~NY ~<l111(~1		CfU::vhJ!-d Iv le}!),/ //(1

Comments:

, 1 Month Free- Total Savings of $ 2,079.00
Customer will get the 1st month office fee waived on the initial term.

Terms and Conditions	,,}

We are Regus Management Group, LLC, the "Provider". This Agreement incorporates our terms of business set out on our Terms and Conditions which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See "Cancellation' section of your terms and conditions.

AGREEMENT TO ARBITRATE; CLASS ACTION WAIVER: Any dispute or claim relating in any way to this agreement shall be resolved by binding arbitration administered by the American Arbitration Association in accord with its Commercial Arbitration Rules (available at www.adr.org), except that you or the Provider may assert claims in small claims court and the Client and the Provider may pursue court actions to remove you, or prevent your removal, from the Center if you do not leave when this agreement terminates. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement. The arbitrator shall not conduct arbitration as a class or representative action. The Client and the Provider acknowledge that this agreement is a transaction in interstate commerce governed by the Federal Arbitration Act. The Client and the Provider agree to waive any right to pursue any dispute relating to this agreement in any class, private attorney general, or other representative action.

I accept the terms and conditions

Confirm by typing your name in the box below

Name:                                            on behalf of NAC Drive Systems, Inc.

Signed on May 12, 2014

I confirm these details are correct to the best of my knowledge

Regus	Page 1 of 2

Payment Details

Card Type: Visa	I authorize Regus to debit my credit card for the total initial payment above plus applicable TAX and for all future charges incurred thereafter, unless another form of payment is provided.
Name on Card: Vincent Genovese
Card Number: **** **** **** ****
Expiry Date: